UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

May 18, 2012

ASTA FUNDING, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-26906	22-3388607
(Commission File Number)	(IRS Employer Identification No.)

210 Sylvan Avenue, Englewood Cliffs, New Jersey	07632
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 201-567-5648

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01 Other Events

On May 18, 2012, Asta Funding, Inc. (the “Company,” “we” or “us”), entered into a joint venture (the “Venture”) with Balance Point Divorce Funding, LLC (“Balance Point”). The Venture, through a newly-formed indirect subsidiary, BP Case Management, LLC (“BPCM”), will provide non-recourse funding to claimants in matrimonial actions. Such funds can be used for legal fees, expert costs and necessary living expenses. The Venture will receive an agreed percentage of the proceeds received by such claimant upon final resolution of the case. BPCM’s profits and losses will be distributed 60% to us and 40% to Balance Point, after the return of our investment on a case by case basis, and after a 15% preferred return to us.

We will initially invest up to $15 million in the Venture to fund divorce cases, consisting of three tranches of $5 million. At our option, we may invest additional funds in the Venture, provided that the first $35 million in additional investment must be provided in tranches of $10 million, $10 million, and $15 million, respectively. We are entitled to a 15% cash-on-cash return in each particular tranche. If the Venture is unable to provide the 15% preferred return to us on any initial $5 million tranche, BPCM’s profit and loss distribution will be adjusted from the current 60% and 40% split to provide us with the equivalent of a 15% preferred return, if possible.

Any cash received by BPCM in connection with any purchased case shall be distributed by BPCM within three business days following BPCM’s receipt of such payment in the following manner:

(i) First, up to $3,000 will be set aside for accounting expenses (unless we agree to assume such expenses), although in no case will an amount in excess of $50,000 be set aside in any fiscal year for accounting expenses;

(ii) Next, we shall receive a full return of our financial contribution for such purchased case (the “Case Contribution”);

(iii) Next, so long as we are not in default under BPCM’s operating agreement, we will receive a distribution equal to 15% of the Case Contribution for such purchased case, although in the event we have not received our 15% preferred return in any prior purchased cases in a particular tranche, we are entitled to a higher percentage of the Case Contribution until our aggregate return for all cases in such tranche is 15%; and

(iv) Next, the remainder shall be distributed us and Balance Point in accordance with the 60%/40% profit split, as adjusted to make up any shortfalls in our 15% preferred return to us, if necessary.

If we have not received our 15% preferred return in any particular tranche, we have the right to clawback Balance Point’s previously distributed profits until our preferred return of 15% in any particular tranche has been satisfied.

We will also provide a $1.0 million revolving line of credit to partially fund Balance Point’s operations. The loan accrues interest at the prevailing prime rate and has an initial term of 24 months, which may be extended under certain circumstances for an additional 24 month period. The revolving line of credit will be collateralized by Balance Point’s profits share in the Venture and other assets.

On May 18, 2012, we issued a press release announcing the Venture, which is attached to this Form 8-K as Exhibit 99.1.

Item 9.01 Exhibits

(d) Exhibits. The following exhibits are filed or furnished, as applicable, with this Current Report on Form 8-K:

No.	Description

99.1	Press Release issued by the Company, dated May 18, 2012

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ASTA FUNDING, INC.

Date: May 24, 2012	By:	/s/ Robert J. Michel
Robert J. Michel
Chief Financial Officer